SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C. 20549



                                 FORM 8-K

                              CURRENT REPORT


                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  March 1, 1997


                            HSBC AMERICAS, INC.
            (Exact name of registrant as specified in charter)


DELAWARE                      I-2940         22-1093160
(State or other juris-        (Commission    (IRS Employer
diction of incorporation)     File Number)   Identification No.)


ONE MARINE MIDLAND CENTER, BUFFALO, NEW YORK 14203
(Address of principal executive offices)

Registrant's telephone number, including area code:  (716) 841-2424


                              Not Applicable
                      (Former name or former address,
                         if changed since report)





                                                               2.



Item 2.  Acquisition or Disposition of Assets

  Effective March 1, 1997, HSBC Americas, Inc. (the Company) acquired the common stock of CTUS Inc. (CTUS), a unitary thrift holding company. CTUS owns First Federal Savings and Loan Association of Rochester (First Federal). The transaction had been previously reported on Form 8-Ks filed on August 29, 1996 and October 22, 1996.

  The acquisition will be accounted for as a purchase and the results of CTUS's operations will be included in the Company's financial statements from the date of acquisition. At December 31, 1996, First Federal had assets of approximately $7.1 billion and operated 80 branches in New York State.


Item 7.  Financial Statements and Exhibits

  a. It is not practicable to provide the required financial statements at this time. The required financial statements will be filed under cover of Form 8-K not later than 60 days after the date of this report.



                                                               3.


                                SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                   HSBC AMERICAS, INC.


                                   (REGISTRANT)

                                   /s/ Gerald A. Ronning

                                   NAME:   GERALD A. RONNING
                                   TITLE:  EXECUTIVE VICE PRESIDENT &
                                           CONTROLLER



Date:  March 14, 1997